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                                                                   EXHIBIT 10.17

                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.17 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.


                  By:      /s/  Hannes T. Smarason
                           --------------------------

                  Name:    Hannes T. Smarason
                  Title:   Senior Vice President and Chief Business Officer


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CONTRACT ON FINANCIAL LEASING

Lysing hf.

Sudurlandsbraut 22, 108 Reykjavik
Tel. 533 1500, Fax 533 1505. Free phone 800 6515

Document drawn up by: Gudridur Olafsdottir


Lysing hf.

CONTRACT ON FINANCIAL LEASING NO. 108237 copy

LYSING HF. Sudurlandsbraut 22, 1208 Reykjavik, ID no. 491086-1229
Tel. 533 1500. Fax 533 1505. Free phone 800 6515

As lessor and

Lessee: Islensk erfdagreining ehf.
Address: Lynghals 1, 110 Reykjavik
ID no: 691295
Tel. 570 1900

Hereinafter termed the lessee, make between them the following contract on financial leasing:

ART. 1. THE LEASED ITEM
Various machinery and equipment as specified in the seller's invoice. Photocopies of the original invoices are appended for further classification.

Year: 1998

ART. 2. AMOUNT OF LEASE
Amount of lease: ISK 400,000,000
VAT: 98,000,000
Total: 498,000,000

Indexed to USD: ISK 400,000,000
Total without VAT: ISK 400,000,000
Initial exchange rate: 71.39
In ISK and foreign currency: 5,603,026

ART. 3. SELLER
Islensk erfdagreining hf.
Lynghals 1
110 Reykjavik
ID no. 691295 3549
Tel. 570 1900




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ART. 4. INITIAL LEASE PERIOD

From 21.7.1998 to 20.7.2002 Day of payment 11.6.1998 Date of first payment
20.7.1998 Number of payments 48 Number of months 48


ART. 5. PAYMENT ARRANGEMENTS DURING INITIAL LEASE PERIOD

21.07.1998 - 20.07.2002

No. of payments 48

Payments indexed to USD ISK 9,515,884

Payments based on initial exchange rate/index ISK 9,515,884 (excl. VAT), to be paid monthly incl. VAT.


ART. 6. MONTHLY CONTINUATION OF LEASE FOLLOWS END OF INITIAL LEASE PERIOD

From 21.07.2002

Payments indexed to USD ISK: 792,990
Payment excluding VAT based on initial exchange rate/index:  792,990


ART.7. INSURED BY:

Vatryggingafelag Islands hf.
Insurance amount: ISK400,000,000
Collection of premiums of chattels insurance: directly from the lessee


ART. 8. SURETY

Guarantor/owner of collateral: DeCode Genetics Inc.


ART. 9 APPENDICES TO THE CONTRACT:

Place of delivery
Invoice


ART. 10. SPECIAL CONDITIONS:

Islensk erfdagreining is aware that this contract is guaranteed by Landsbanki Islands (National Bank of Iceland), which may take over this contract. A contract charge is payable on this contract, 0.75% of the lease amount The lessee shall pay interest on lease payments pursuant to Art. 13 of the contract.


ART. 11. THE ITEM LEASED

The item leased is specified in Art. 1, and the amount of this lease in Art. 2. In addition, documents that describe the leased item more fully are appended to this contract, and are a part of it.




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ART. 12 PERIOD OF LEASE

The period of lease is specified in Arts. 4 and 6. The lessee cannot terminate this contract except with a month's notice, when one month remains of the initial lease period under the terms of Art. 4. Should the lessee not terminate the contract as specified above, it will be extended indefinitely under the terms of Art.6.

The lessee can terminate the extended lease with one month's written notice. Should the lessee terminate this lease, the terms of Art. 29 apply to the return of the leased item, and costs accruing.


ART. 13 PAYMENTS OF LEASE

The lessee shall make payments on the lease on the days agreed. The payment is payable in advance, the first payment being at the beginning of the initial lease period under the terms of Art. 4.

Should Lysing hf. pay the full or partial price of the leased item before the beginning of the initial lease period under the terms of Art. 4, the lessee shall pay, in addition to the first payment under the terms of Art.5, interest from the date of payment to the first day of the basic lease period under the terms of Art. 5.

If the contract is not index-linked, Lysing hf. has the right to recalculate the payment specified in Arts. 5 and 6 to take into account changes in the interest rates on non-index-linked loans from banks and savings banks as specified in notices from the Central Bank of Iceland, after the date of this contract.

Lysing hf. has the right to recalculate payments indexed to foreign currency exchange rates as specified in Arts. 5 and 6, in accord with changes that take place in the Libor interest rates on the foreign currency or currencies in which the lease payment is denominated.


ART. 14 INDEXATION

If the lease payment is index-linked, the lessee shall pay, in addition to the lease payment, an indexation supplement. The supplement shall be calculated on the basis of the changes that have occurred in the cost-of-living index to which this contract is linked by the terms of Art. 2, to the index that applies on each date of payment on the lease. A lower index, however, shall not be taken into account.

Lease payments indexed to the changes in exchange rate of a currency abroad and/or the rate of exchange of foreign currencies vis-a-vis the Icelandic krona
(ISK), are specified in ISK.




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The lease payment is payable in ISK. Calculation shall be based upon the published exchange rates of the Central Bank of Iceland for the currency or currencies on the date of issue of the invoice.


ART. 15. OWNERSHIP

Lysing hf. is the owner of the leased item. The company may require the leased item to be marked with a label supplied by the company to the lessee. The label must not be removed during the period of lease.

At the lessee's expense, Lysing hf. will register its ownership of the leased item, if this is legally obligatory or if the company feels it necessary.

The lessee may not undertake any declaration of legal consequence regarding the leased item, and it is not a valid subject for enforcement of the lessee's debts. The lessee may not permit others to use the leased item, nor pass it to another party, without the consent of Lysing hf.


ART. 16. INSPECTION

The lessee has chosen the leased item, and shall undertake on behalf of Lysing hf. to examine it, as the purchaser is obliged to do by the terms of the Act on purchase of chattels No. 39/1922 and/or other legal rulings. Lysing hf. takes no responsibility for the leased item. Lease payments must be made even if the lessee is not satisfied with the leased item, or if it does not have the qualities the lessee expected.


ART. 17. DELIVERY

The lessee takes the risk of the leased item being destroyed, damaged or deteriorating after the seller has delivered the leased item, or after the risk has passed from the seller to the purchaser under the terms of the Act on purchase of chattels no. 39/1922, or other legal rulings.


ART. 18. COST OF TRANSPORT AND REGISTRATION

All costs incurred due to the packing and transportation of the leased item from the seller to the lessee, as well as all costs pertaining to installation of the leased item at the place of use, are the lessee's responsibility, payable by the lessee.

The lessee shall also pay all costs pertaining to registration and transfer of ownership.


ART. 19. SELLER'S DEFAULT

The lessee shall inform Lysing hf. in writing or by other equally reliable means, should the leased item be faulty, or if a delay occurs in delivery by the seller, so that all necessary measures may be taken against the seller due to the default.




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The lessee shall pay lease payments, even if the seller defaults on the contract with Lysing hf. and/or the lessee.

The lessee may however be entitled to a reduction, compensation or reimbursement as specified here:

a) Should the seller's default lead to a reduction of the purchase price, or compensation payable by the seller, the lessee shall benefit fully from this in the form of lower lease payments, and the lessee shall have no further claim on Lysing hf. Otherwise, this contract shall remain valid.

b) Should the seller's default be so serious that the contract may be rescinded, Lysing hf. shall make this decision and inform the lessee of its decision.

When the contract of purchase has been rescinded, a settlement shall take place under the terms of Art. 30 between the lessee and Lysing hf. Refunds and/or compensation shall be deductible from the claims of Lysing hf. against the lessee, other than due and payable payments on the lease. Should the settlement between Lysing hf. and the lessee not be completed within 30 days of the contract being rescinded, Lysing hf. can demand settlement from the lessee under the terms of Art. 30. The lessee has a right to a refund should the settlement of Lysing hf. and the seller lead to payment of compensation by the seller.

The lessee shall pay the costs pertaining to presentation of the claim against the seller due to the seller's default, whether the claim is made in the name of Lysing hf. or of the lessee on behalf of the company.


ART. 20. HANDLING OF THE LEASED ITEM

The lessee shall maintain the leased item in good condition, and have all damage repaired as soon as it occurs, as well as following all the manufacturer's/seller's instructions on its use.

The lessee shall attend all service examinations recommended by the agent, and have all maintenance and repair work carried out by the manufacturer/seller or a party recognised by them, at the lessee's expense and without right to reimbursement from Lysing hf. In addition the lessee shall always have the equipment lubricated and have oil and filters changed as laid down in the service manual. In the case of motor vehicles, this shall be done at least every 5,000 km, and shall be recorded in a lubrication record book for the vehicle. The lessee shall ensure that laws are obeyed regarding all handling and use of the leased item. Special care shall be taken that the leased item is equipped with legally obligatory protective and safety equipment, in order to avoid the risk of accident or illness. If safety equipment is removed, this is at the lessee's risk. The lessee shall consult with public monitoring bodies if this is




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required by law or regulations. The lessee shall pay all costs pertaining to this, without right of reimbursement.

The lessee bears responsibility for the equipment being used only within the limits prescribed by insurance companies for the use of the equipment, and by those who are insured while using it. The equipment may not be subleased, used in teaching or in competitive events, except with the written agreement of Lysing hf.

The lessee may not alter the leased item. Should the lessee, in spite of the above, have made changes to the leased item, it must be restored to its original condition at the lessee's expense. The lessee may join the leased item with items belonging to the lessee or to other parties, provided that there is no risk to the right of ownership of Lysing hf. In the case of a vehicle, the lessee may attach a towing mechanism to the leased item, provided that the equipment is especially insured for the towing operation to be carried out, and that it is within the limits tolerated by the equipment, according to information provided by the seller.

The place of use shall be the lessee's place of business, unless the lessee specifically requests otherwise, and the consent of Lysing hf. shall be stated in this contract. If the assets with which the leased item is connected are subject to a lien, the lessee shall except the leased item from the lien by means of registering a declaration of Lysing hf.'s ownership of the leased item on the form for registration of liens pertaining to the item to which the leased item is attached, together with a statement of consent of the holder of the lien. In subsequent documents regarding the lien, it shall also be stated that the leased item is excepted from the lien.

The lessee may not transport the leased item out of the country without the written consent of Lysing hf.


ART. 21. DAMAGE TO THE LEASED ITEM

The lessee is responsible for, and must compensate Lysing hf. for, all damage that may occur to the leased item when it is in the lessee's keeping, or when the lessee is otherwise responsible for risk to it. The lessee shall inform Lysing hf. immediately in writing, or by other equally reliable means, of such damage. Should it be possible, in the view of Lysing hf., to repair the leased item, the lessee shall do so without delay.

The lessee bears responsibility for the repairs carried out after damage being carried out by the seller's repair workshop, or a party recommended by the seller, and that the repair be carried out satisfactorily and without delay.

The lessee's obligation to make payments is not affected by the leased item being unusable due to damage or mechanical failure.

If damage to the leased item is so great that a doubt exists as to whether it would be economical to repair it, the final decision shall be made by Lysing hf. and the lessee




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shall abide by that decision. Should the conclusion be that it is not economical to repair the leased item, the contracting parties have the following options:

a) Should the lessee wish to renew the leased item, and if the insurance compensation suffices to buy a comparable leased item, the terms of this contract shall remain valid without change, regarding payments, period of lease, etc.

b) The lessee can ask for the leased item to be replaced by another similar or identical one, even if the price of the new item is up to 10% higher than the insurance compensation for the leased item lost or destroyed. The terms of the original contract shall apply, but the payments until the end of the period of contract is recalculated.

c) Should the lessee not desire to renew the leased item, or if the purchase price of the new leased item is more than 10% higher than the insurance compensation, a settlement shall be made between the parties within 30 days, under the terms of Art. 30. The insurance compensation is deductible from the claim of Lysing hf. against the lessee, or is payable to the lessee, if the settlement has been completed between Lysing hf. and the lessee before the insurance compensation is paid.


ART. 22. DAMAGE CAUSE BY THE LEASED ITEM

During the period of this contract, the lessee bears responsibility for damage that the leased item may cause, directly or indirectly. Should Lysing hf. be compelled to pay compensation for such damage, the company has the right to require reimbursement from the lessee.


ART. 23. INSURANCE

The leased item shall be insured during the period of the lease. Lysing hf. has the right to purchase the necessary insurance for the leased item at the lessee's expense. Insurance premiums are variable according to the terms of the policy.

During the period of the lease, insurance shall be based upon the purchase price of the leased item.

The insurance does not apply to transportation of the equipment from the place of delivery to the place of use, nor to additional equipment, or installation of the leased item, which shall be paid by the lessee, and the lessee must insure these items specifically.

The lessee may purchase further insurance regarding the leased item, provided that this does not affect the rights of Lysing hf.

The lessee shall be liable for damage below the minimum specified in the insurance policy, and also for all claims made by the insurance company due to violations of the conditions of insurance.




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Invoices for premiums are sent direct to the lessee, but if they are not paid within the period allowed, Lysing may, at the insurance company's request, pay the premium and require reimbursement from the lessee, together with penalty interest and collection costs under the terms of Art. 27.


ART. 24.  RIGHT OF INSPECTION

A member of staff of Lysing hf. and/or a representative of the company has the right to inspect the leased item during the period of lease. In the case of a vehicle, the lessee acknowledges the right of Lysing hf. to call the leased item in for inspection at any time, at seven days' notice, so that its condition may be examined and its instruments read.

Should the lessee not comply with the request for inspection, Lysing's staff may examine the item at its place of use or remove it to a place of examination at the lessee's expense, wherever the item may be found, without any order of attachment. The lessee shall for this purpose grant the lessee full access to the leased item and the place where it is kept.


ART. 25.  CHANGE OF ADDRESS

The lessee shall inform Lysing hf. at once of any change of address.


ART. 26. TAXES AND DUTIES

In addition to the lease payments, the lessee shall pay Lysing hf. a fee as stated in the company's scale of charges, and all taxes or duties that may be increased or imposed upon the leased item, the lease or the itself, including value added tax. The lessee is also responsible for all costs pertaining to the use or keeping of equipment. The lessee shall also pay all fines that may be imposed, such as police fines, for example.


ART. 27. DEFAULT

Should the lessee not pay lease payments and other required payments on the due date, the lessee shall pay Lysing hf. the maximum permissible punitive interest on the amount outstanding, together with costs according to the list of charges previously submitted by Lysing hf., and all other costs that may be incurred, such as legal fees and charges.

Lysing hf. may continue to apply indexation to the sum owing.


ART. 28. REPUDIATION OF CONTRACT

Lysing hf. may repudiate this contract without notice should the lessee be in default or violate the terms of the lease. For example:




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a) If the lessee does not make the required payments as stated in this contract on the due dates, or if Lysing hf. has had to pay unpaid compensation, duties or fines for which the registered owner is responsible vis-a-vis a third party, cp, Arts 22 and 26 of this contract.

b) If the lessee neglects to bring the equipment for inspection or neglects its maintenance or repair of damage, as stated in the contract, or otherwise fails to comply with the terms of Art. 20 on the handling of the leased item.

c) If the lessee does not grant the lessor or other person nominated by the lessor access to the leased item on request.

d) If the lessee transports the leased item out of the country without the lessor's consent.

e) If the above conditions of rescission apply to other leasing or loan agreements subsisting between Lysing hf. and the lessee.

Lysing hf. may also rescind this agreement without notice if the following circumstances apply:

a) If the estate of the lessee (or, if the lessee is a company with unlimited liability, the estate of one of its owners) is subject to bankruptcy proceedings, or if the lessee seeks composition with creditors.

b) If the financial position of the lessee (or if with unlimited liability, the financial position of one of its owners) deteriorates considerably.

c) If such changes are made to the operations or organisation of the lessee's business that the lessee's obligations under this contract cannot be fulfilled.


ART. 29. RETURN OF LEASED ITEM

Should this contract be terminated under the terms of Art. 12, 19, or 21, or rescinded under the terms of Art. 28, the lessee shall without delay return the leased item to the place specified by Lysing hf. The leased item shall be returned undamaged and in normal condition for normal use incurred pursuant to Art 20 of the lease.

The lessee may remove all additions which were not included in this contract and are not counted as maintenance, but all damage caused by the attachment must be repaired. The leased item shall be accompanied by a registration certificate if the equipment is registered, service records and handbooks from the manufacturer.

Until the leased item has been returned, it is the responsibility of the lessee. The lessee shall pay all costs pertaining to returning the leased item, such as for disconnection, packing, loading, transport and insurance, in addition to all costs for cleaning, servicing, repair and legal inspection of the leased item.




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Should the lessee not return the equipment as stated above, the lessee acknowledges by signature on this contract the right of the owner to repossess the leased item whenever and wherever it can be found, without an order of attachment. The lessee shall for this purpose grant the lessor full access to the place where the leased item is kept.


ART. 30. SETTLEMENT

Settlement between Lysing hf, and the lessee due to the contract being terminated under the terms of Art. 19, 21 or 18 shall be as follows:

1. The lessee shall pay all outstanding lease payments as specified in Arts. 5 and 6, together with punitive interest and costs, pursuant to Art. 27.

2. The lessee shall pay all lease payments not yet due as specified in Art. 5 of the contract and taxes and duties pursuant to Art. 26, insurance pursuant to Art. 23 and all other costs pertaining to the leased item.

3. The lessee shall pay all costs pursuant to Art. 29 pertaining to the termination or rescission of the contract and debt collection measures, together with compensation for any damage that Lysing hf. may suffer due to the cancellation of this contract before the initial lease period has expired. Lysing hf. cannot, however, demand compensation unless the contract is rescinded due to default by the lessee.

4. Punitive interest shall be charged on items 2-3 should settlement not be completed within 15 days of the cancellation or rescission of the contract.

5. From the lessee's payment to Lysing hf. as specified in items 2-4 above, the value of the leased item shall be deducted, when it has been returned and it has been sold or leased to another party, and the new selling price shall be the basis of calculation, after deduction of sales costs, repairs and other costs pursuant to Art. 29. Should it not prove possible to sell or lease the leased item within 30 days of the cancellation or rescission of the contract, Lysing hf. may require a settlement to be made between the parties, as stated above, on the basis of an evaluation of the cash value of the leased item, which evaluation shall be carried out by Lysing hf. Should this evaluation (including the selling price of the leased item) be disputed, either party may request that court-appointed assessors, under Chapter IX of Act no. 91/1991, be appointed to evaluate the leased item, provided the lessee has made a written objection to the evaluation or settlement within 10 days of being informed of it. Otherwise, the lessee must abide by the evaluation.

In the same way, reimbursements or damages from the seller of the leased item due to defects or default pursuant to Art. 19, and insurance compensation if the leased item is lost or destroyed, shall be deducted from the payment from the lessee to Lysing hf. under items 2-4 above.






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Should the settlement of the lease result in credit payable to the lessee,
Lysing hf. may, instead of paying this balance to the lessee, pay it toward other claims or leases subsisting between the two parties.


ART. 31. LATENT DEFECTS AND OUTSTANDING CLAIMS

Should compensation or repair costs be incurred by Lysing hf. due to latent faults or neglect, which was known or should have been known to the lessee, but which was not made known when the leased item was returned, or delivered to a new lessee, Lysing hf. has a right to demand reimbursement from the lessee, together with all costs incurred at a result, including legal costs. The same applies to all claims payable by the lessee such as taxes, duties and fines, that were not evident when the lease ended or when the settlement was made.


ART. 32. BOOKKEEPING

The manner in which the payments are entered in the lessee's accounts is the responsibility of the lessee and the lessee's accountant.


ART.33. TRANSFER

Lysing hf. may transfer this contract to a bank or other leasing company, provided such a transfer does not affect the legal rights of the lessee. The lessee may not transfer rights under this contract except with the consent of Lysing hf.


ART 34. AMENDMENTS

Amendments to this contract may only be made by means of a written appendix, signed by the contracting parties.


ART. 35 JURISDICTION

Cases of dispute regarding this contract may be conducted in the Reykjavik District Court.

The undersigned lessee and guarantors have examined and have no objection to all the conditions of this contract, Articles 1-35 and especially Article 20 on the handling of the leased item and Articles 19, 21 and 22 that limit the responsibility of the lessor, the terms on rescission in Article 28, the special rights of the lessor in Articles 24 and 29 to repossess the leased item without an attachment ruling, and the terms of settlement in Article 30. The lessee and guarantors have also made a close examination of all appendices with the contract. The lessee grants Lysing hf. the right to enquire about the lessee's bank business during the period of validity of this lease.




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Place: Reykjavik. Date 19.6.98

On behalf of Lysing hf, (signed) Olafur Helgi Olafsson (illegible)

Witnesses to correct signature, date and financial competence of the parties Hannes Smarason ID no. 251167-3389 (sign.)
Elin Pordardottir ID no. 060763-4969(sign.)

Lessee: on behalf of Islensk erfdagreining ehf.
ID no. 691295-3549
Kari Stefansson (sign.)


We the undersigned undertake to stand surety for this contract on behalf of DeCode Genetics Inc.
Kari Stefansson (sign.)
Hannes Smarason (sign.)







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Lysing hf

Islensk erfdagreining ehf.
Lynghals 1
110 Reykjavik

                                                         Reykjavik, 19 June 1998

Re: contract on financial leasing no. 108237

It is hereby confirmed that Islensk erfdagreining has the right to terminate the above contract at any time by paying off the amount outstanding.

On behalf of Lysing hf.
(signed)
Olafur Helgi Olafsson
CEO

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